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                                                                Exhibit 21



                       SUBSIDIARIES OF HICKORY TECH CORPORATION



                                                          Jurisdiction of
    Subsidiaries                                           Incorporation
    ------------                                          ---------------

Mankato Citizens Telephone Company                         Minnesota
Mid-Communications, Inc.                                   Minnesota
Cable Network, Inc.                                        Minnesota
Amana Colonies Telephone Company                           Minnesota
Computoservice, Inc. (a)                                   Minnesota
Collins Communications Systems Co.                         Minnesota
Digital Techniques, Inc.                                   Texas

All such subsidiaries are 100%-owned by Hickory Tech Corporation. The financial statements of all such subsidiaries are included in the Consolidated Financial Statements of Hickory Tech Corporation.



    (a) Includes a wholly owned subsidiary, National Independent Billing, Inc., a Minnesota corporation.


                                        IV-13